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                                                                    Exhibit 99.1


MORPHOSYS ENTERS CANCER COLLABORATION WITH IMMUNOGEN

    CAMBRIDGE, Mass. and MUNICH, Germany, Oct. 2 /PRNewswire/ -- MorphoSys AG (Neuer Markt: MOR), the German biotechnology company based in Munich/Martinsried, today announced a collaboration with ImmunoGen, Inc. (Nasdaq: IMGN), a Cambridge, Massachusetts-based biotechnology company. The two companies will collaborate on the development of human antibodies for the treatment of cancer. Under the agreement, MorphoSys will receive a technology access payment, as well as development-related milestone payments and royalties on marketed products. Financial details were not disclosed.

    In the collaboration, MorphoSys will apply its HuCAL-Fab technology to discover and optimize fully human antibodies against an unspecified ImmunoGen cell surface target associated with a number of forms of cancer. ImmunoGen will be responsible for developing one or more antibodies generated by MorphoSys into a marketable product.

    "We are delighted to be collaborating with ImmunoGen, a company with great experience in the development of antibody-based cancer therapeutics," commented Daniel L. Menichella, President, MorphoSys USA and Senior Vice President of Corporate Development. "This deal, our sixth this year, is another example of our ability to form partnerships based on our HuCAL technology with companies committed to developing fully human antibodies."

    "We look forward to working with MorphoSys in this program. We believe their antibody library is the best technology available for rapid generation of human antibodies to our target," said Walter A. Blattler, Ph.D., Executive Vice President, Science and Technology, ImmunoGen." This program is a part of our strategy of developing antibody-based products from targets generated by our Apoptosis Technology, Inc. subsidiary, and is an example of our efforts to fill our pipeline of internally-developed products."

    MorphoSys develops and applies innovative technologies for the production of synthetic antibodies which accelerate drug discovery and target characterisation. Founded in 1992, the Company's proprietary Human Combinatorial Antibody Library (HuCAL) technology is used by researchers world-wide for human antibody generation. The Company currently has licensing and research collaborations with Bayer (Berkeley, California/USA), Roche AG (Basel/Switzerland), DuPont Pharmaceuticals (Wilmington, Delaware/USA), Millennium (Cambridge, Mass/USA), Chiron (Emeryville, California/USA), GPC Biotech AG (Munich/Germany) ProChon Biotech (Revohot/Israel) and Eos Biotechnology (South San Francisco/California/USA).

    ImmunoGen, Inc. develops innovative biopharmaceuticals, primarily for cancer treatment. The Company creates potent tumor-activated prodrugs (TAPs), consisting of small molecular, cytotoxic drugs coupled to monoclonal antibodies for delivery to and destruction of cancer cells. The most advanced TAP, huC242-DM1/SB-408075, designed to treat colorectal and pancreatic cancer, is in two Phase I/II human clinical studies. The Company's subsidiary, Apoptosis Technology, Inc. (ATI), identifies defects in apoptosis - also known as cell suicide -- pathways. Besides MorphoSys, the company has collaborations with SmithKline Beecham, Genentech, Abgenix and British Biotech.

    Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, "forward-looking
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statements" for purposes of the safe harbour provided by Section 21E of the
Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including "anticipates", "believes", "intends", "estimates", "expects" and similar expressions. The companies caution readers that forward-looking statements, including without limitation those relating to the companies' future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Factors that may affect future operations and business prospects include, but are not limited to, clinical and scientific results and developments concerning corporate collaborations and the companies' proprietary rights, uncertainties related to operations and other factors described in the Offering Circular of MorphoSys dated March 5,1999 relating to the company's public offering. The companies are not undertaking any obligation to release publicly any updates to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

    This press release includes forward-looking statements based on management's current expectations. Factors that could cause future results to differ materially from such expectations include, but are not limited to: the ability to secure future funding; the success of ImmunoGen's research strategy; the applicability of the discoveries made therein; the difficulties inherent in the development of pharmaceuticals, including uncertainties as to the timing and results of preclinical studies; delayed achievements of milestones; reliance on collaborators; uncertainty as to whether ImmunoGen's potential products will succeed in entering human clinical trials and uncertainty as to the results of such trials; uncertainty as to whether adequate reimbursement for these products will exist from the government, private healthcare insurers and third-party payors; and the uncertainties as to the extent of future government regulation of the pharmaceutical business.